UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2015

ALERE INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Alere Inc. (“Company”) held its 2015 Annual Meeting of Stockholders (“2015 Annual Meeting”) on July 22, 2015. Set forth below are the final voting results from the 2015 Annual Meeting. Ten directors were elected, and each other matter submitted to stockholders was approved.

1. Election of Directors. Each of the following ten director nominees were elected by a majority of the votes properly cast at the 2015 Annual Meeting as directors for terms expiring at the Company’s next Annual Meeting of Stockholders, or until his or her successor has been duly elected or appointed: Gregg J. Powers, Håkan Björklund, Geoffrey S. Ginsburg, Carol R. Goldberg, John F. Levy, Brian A. Markison, Thomas McKillop, John A. Quelch, James Roosevelt and Namal Nawana

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gregg J. Powers	72,882,237	291,889	9,823	7,390,665
Håkan Björklund	47,784,017	25,390,469	9,463	7,390,665
Geoffrey S. Ginsburg	73,066,989	107,790	9,170	7,390,665
Carol R. Goldberg	68,407,835	3,625,395	1,150,719	7,390,665
John F. Levy	68,038,400	3,993,935	1,151,614	7,390,665
Brian A. Markison	66,478,354	6,697,350	8,245	7,390,665
Thomas McKillop	68,105,032	3,928,447	1,150,470	7,390,665
John A. Quelch	72,772,916	402,360	8,673	7,390,665
James Roosevelt, Jr.	72,910,073	265,203	8,673	7,390,665
Namal Nawana	72,987,075	187,128	9,746	7,390,665

2. Approval of increase to the number of shares of common stock available for issuance under the Alere Inc. 2010 Stock Option and Incentive Plan by 7,000,000, from 9,153,663 to 16,153,663 and to decrease the fungible share counting ratio from 3-to-1 to 2-to-1.

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,761,171	8,270,228	1,152,550	7,390,665

3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,959,083	602,748	12,783	—

4. Advisory vote on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,783,127	19,239,088	1,161,734	7,390,665

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: July 23, 2015	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel, Corporate & Finance